EXHIBIT 10.(5)

                                      NOTE
$36,000,000.00                                          St. Petersburg, Florida
                                                              December 16, 1996

                  FOR VALUE RECEIVED, the undersigned, ECHELON INTERNATIONAL CORPORATION, a Florida corporation (the "Borrower"), hereby unconditionally promises to pay on December 16, 2000 (the "Maturity Date") to the order of PROGRESS CAPITAL HOLDINGS, INC., a Florida corporation (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal amount of THIRTY-SIX MILLION AND 00/100 DOLLARS ($36,000,000.00).

                  The Borrower may, at any time and from time to time, prepay this Note, in whole or in part, without premium or penalty, upon at least four business days' irrevocable notice to the Lender, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued and unpaid interest to such date on the amount prepaid.

                  The Borrower agrees that immediately upon the sale or other transfer or disposition of any asset listed on Schedule 1 or Schedule 2 attached hereto and the receipt of the proceeds therefrom by the Borrower, the Borrower shall make a mandatory prepayment of the principal amount of this Note. The amount of such prepayment which the Borrower is required to pay the Lender pursuant to this paragraph upon such sale or other transfer or disposition shall be the lesser of (a) the then outstanding principal amount of this Note or (b):

                  (i) where the sale or other transfer or disposition of any asset listed on Schedule 1 or Schedule 2 attached hereto results in a taxable gain to the Borrower, the cash received by the Borrower from such sale, other transfer or disposition (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, brokers' or finders' fees, and other customary fees and expenses actually incurred in connection therewith, and less the amount of the Borrower's taxes due with respect to such sale, transfer, or disposition; and

                  (ii) where the sale or other transfer or disposition of any asset listed on Schedule 1 or Schedule 2 attached hereto results in a taxable loss to the Borrower, the cash received by the Borrower from such sale, other transfer or disposition (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, brokers' or finders' fees, and other customary fees and expenses actually incurred in connection therewith, plus the amount of the tax benefit realized by the Borrower from the aforementioned tax loss (for purposes of this Note, the amount and timing of any such tax benefit shall be determined in accordance with the principles set forth in the Tax Sharing Agreement by and between the Borrower and Florida Progress Corporation dated as of December 16, 1996).

                  In addition, within 10 days of the date hereof, the Borrower shall make a prepayment of the principal amount of this Note to the Lender equal to $3,135,000.00.

                  So long as any principal amount remains outstanding under this Note, the Borrower shall, within 30 days following the end of each fiscal quarter of the Borrower, provide Lender with a certificate of the chief executive officer of Borrower describing in reasonable detail any third party proposals to purchase any of the assets described on Schedule 1 hereto and the identity of any proposed third party purchasers.

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                  The Borrower also agrees that immediately upon the occurrence of a Change in Control, the Borrower shall be required to prepay this Note at a price equal to 100% of the then outstanding principal amount, together with accrued and unpaid interest, if any, to the date of prepayment. A Change in Control shall be deemed to have occurred if (a) any person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Borrower or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, (b) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors or (c) a "Change of Control" (however denominated) under any other indebtedness of the Borrower shall occur. For purposes of this provision, "Continuing Directors" shall mean the directors of the Borrower on the date hereof and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                  The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding until paid in full (both before and after judgment). Such interest shall be payable semi-annually in arrears, and shall be compounded monthly and calculated on the basis of a 360-day year for actual days elapsed. This Note shall bear interest for each day during an Interest Period at a rate per annum equal to the LIBOR Rate determined for such day plus (a) 2.95% until maturity (whether as stated, by acceleration or otherwise), and (b) 4.95% after maturity.

                  "LIBOR Rate" means, with respect to each day during each Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, at approximately 11:00 a.m., London time, two Business Days (as defined below) prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.

                  "Interest Period" means, (a) initially, the period commencing on the date hereof and ending one month thereafter, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending one month thereafter; provided that, if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

                  If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding day which is not a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close (a "Business Day") and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  As soon as practicable after the Lender shall, at any time or from time to time, request that the Borrower do so, the Borrower shall exercise its best efforts to take, and to cause the trustee of each trust which owns any aircraft and/or engines relating to or underlying the assets described in
Schedule 1 hereto to take, such actions as the Lender shall have reasonably requested (x) to provide the Lender with valid first perfected security interests in those assets set forth on Schedule 1 hereto, including the related aircraft and engines and any and all contract rights and related interests of the Borrower arising out of or relating to such assets, and (y) to obtain such consents, waivers and/or authorizations from third parties as may be necessary to permit such security interests to be granted.

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                                                                          3



The certain mortgages and other security agreements to be entered into are hereinafter collectively referred to as the "Mortgages".

                  The Borrower will not create, incur, assume or permit to exist any lien, security interest, claim or other encumbrance (collectively, "Liens") on any of the property (tangible or intangible) described in Schedule 1 hereto, except (i) in the case of the property described as the "Owned Real Estate", Liens permitted by the Mortgages covering such real estate and (ii) in the case of all other such property, Liens permitted under the various documents described on Schedule 1 and Liens permitted by the Mortgages.

                  If any of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) the Borrower shall fail to pay any interest hereon, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (c) (i) for any reason any Mortgage entered into on or after the date hereof ceases to be or is not in full force and effect (except in accordance with its terms) in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Lender or actual knowledge of such default by a senior officer of the Borrower, (ii) the Borrower shall assert in writing that any such Mortgage has ceased to be or is not in full force and effect (except in accordance with its terms) or (iii) the lien created by such Mortgage shall cease to be enforceable and of the same effect and priority purported to be created thereby (except as a result of the sale or other transfer or disposition of any asset listed on Schedule 1 hereto the proceeds of which are applied in accordance with the third paragraph of this Note); or


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                                                                              4



                  (d) any representation or warranty made or deemed made by the Borrower herein or in any Mortgage or which is contained in any certificate furnished by it at any time under or in connection with this Note shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (e) the Borrower shall default in the observance or performance of any other agreement contained in this Note or any Mortgage (other than as provided in sub-paragraphs (a) or (d) of this paragraph), and such default shall continue unremedied for a period of 30 days after the Chief Executive Officer, the Chief Financial Officer or Controller of the Borrower has knowledge of such default or after notice from the Lender; or

                  (f) the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity;

then, and in any such event, (A) in the case of any event specified in clause
(i) or (ii) of sub-paragraph (b) above, automatically all principal owing hereunder (with accrued interest thereon) and all other amounts owing under this Note shall immediately become due and payable, and (B) in the case of any other event specified in sub-paragraphs (a) through (f) above, the Lender may, by notice to the Borrower, declare the principal amount owing hereunder (with accrued interest thereon) and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  The Borrower hereby represents and warrants to the Lender that this Note has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  The Borrower hereby waives the requirements of demand, presentment, protest and notice of dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

                  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers

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and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  For so long as this Note or any obligation hereunder remains outstanding, the Borrower hereby irrevocably waives and agrees not to assert all rights of set-off, counterclaim or defense to payment, whether now existing or hereafter arising, that the Borrower may have against the Lender.

                  Neither this Note, nor any terms hereof, may be amended, supplemented or modified except by written amendment executed by the Borrower.

                  The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Florida, the courts of the United States of America for the Middle District of Florida, and appellate courts from any thereof;

                  (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at Echelon International Corporation, One Progress Plaza, Suite 2400, St. Petersburg, Florida 33701, Attention:
         President, or at such other address provided to the Lender by the Borrower;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph any special, exemplary, punitive or consequential damages.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA.

                  THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                                    ECHELON INTERNATIONAL CORPORATION


                                    By:/s/Larry J. Newsome
                                    Name:Larry J. Newsome
                                    Title: Senior Vice President and
                                          Chief Financial Officer


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                                    CORPORATE ACKNOWLEDGMENT


STATE OF Georgia          )
                               )
COUNTY OF Lowndes         )



                  The foregoing instrument was acknowledged before me this 16th day of December, 1996 by Larry Newsome, as Senior Vice President of ECHELON INTERNATIONAL CORPORATION, a Florida corporation, on behalf of the corporation. He either [please check as applicable] is personally known to me, or has presented as identification.

                                                /s/Betty S. Griffin


                                             Notary Public
                                             Name: Betty S. Griffin
                                             My Commission Expires:
                                             Commission No:
(NOTARY STAMP)




    Florida Documentary Stamp Taxes in the amount of $_______ have been paid and the stamps have been affixed to the Mortgages securing this Note and cancelled.


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                                                         Schedule 1 to Note

                          ASSETS CONSTITUTING SECURITY


AIRCRAFT LEASES AND RELATED INTERESTS

I.  Southwest -- 1984 B737-3A4

         Collateral

              A.       (1)      a Lease with Southwest Airlines - 1984 B737-3A4

                       (2)      Aircraft Model      Serial No.      FAA No.

                                Boeing 737-3A4        23251          N673AA

                                Engine Model                     Serial Nos.

                                CFM International CFM56-3B2   721120 and 721166

                                Owner - First Security Bank of Utah,
                                National Association, solely in its capacity as Owner-Trustee. Sole beneficiary of the Trust was originally Pegasus Capital Corporation which then later sold such beneficial interest to Echelon.

               B.       The beneficial interest of Echelon in the Trust that

                        owns the above Collateral.

II.  Continental/Air Micronesia -- B727-224

         Collateral

               A.       (1)     a Lease with Continental/Air Micronesia B727-224

                        (2)     Aircraft Model    Serial No.          FAA No.

                                Boeing 727-224       22448            N79745

                                Engine Model                  Serial Nos.

                                Pratt & Whitney JT8D-15   700707, 700721 and
                                                                  700736

                           Owner - First Security Bank of Utah, National Association, solely in its capacity as Owner-Trustee. Sole beneficiary of the Trust was originally Pegasus Capital Corporation which then later sold such beneficial interest to Echelon.

                B.       The beneficial interest of Echelon in the Trust that

                        owns the above Collateral.

III. Series B Loan Certificate due 1995-1999 issued in connection with three Boeing 737-2H4 Aircraft with Manufacturer's Serial Numbers 21593, 21721 and 21722 and initially bearing United States Federal Aviation Administration Registration Nos. N55SW, N56SW and N57SW and six Pratt & Whitney JT8D-9A engines.

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AIRCRAFT LOANS AND RELATED INTERESTS

I. A Note and Loan Agreement from First Security Bank of Utah, N.A., which is secured by the Security Agreement and Assignment of Leases FBTDB, dated as of June 28, 1990, between First Security Bank of Utah, National Association and Progress Credit Corporation covering the following:

                  (a)  a Lease with ChallengAir DC 10-30

                  (b)  Aircraft Model                   Serial No.

                       McDonnell Douglas DC-10-30           46850

                       DGAC (French) Registration No. - FBTDB
                       Belgian Registration Mark - OOJOT

                       Engine Model                       Serial No.

                       General Electric CF6-50C2R       455139, 455882 and
                                                            455817

II. A Note and Loan Agreement from First Security Bank of Utah, N.A., which is secured by the Security Agreement and Assignment of Leases 310, dated as of January 12, 1990, between First Security Bank of Utah, National Association and Progress Credit Corporation covering the following:

                  (a)   a Lease with Trans World Airlines L1011-385-1

                  (b)   Aircraft Model          Serial No.       FAA No.

                        Lockheed L1011-385-1    193B-1066        N31019

                        Engine Model                   Serial No.

                        Rolls Royce RB211-22B        10325, 10326 and 10461

OWNED REAL ESTATE

I. Gadsden Station Record Studio - Gadsden County, Florida, Township 1 North, Range 2 West, Section 15.

II. 5th Avenue - Hillsborough County, Florida, El Valle de Tampa Subdivision, Block 2 and nearby parcels.

III. Riverside Ranch - Polk County, Florida, Township 26 South, Range 24 East, Sections 11, 14, 23, 24 and 25.

IV. Royal Oaks - Leon County, Florida, Royal Oaks Unit No. 2 and nearby tracts of 13.39 and 19.19 acres.

V. Progress Packaging - Hillsborough County, Florida, Section 32, Township 28 South, Range 18 East.

VI. Killebrew - Hillsborough County, Florida, Section 16, Township 28 South, Range 25 East.

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                                                        Schedule 2 to Note



Development Block - Seattle, King County, Washington, Lots 1 though 12, Volume 1 of Plats, page 103 owned by the REL Development Block Limited Partnership formed by the partnership agreement by and between Development Block Corporation, as the sole general partner, and US West Financial Services, Inc., Xerox Credit Corporation, PLC Leasing Corporation, Xerox Financial Services Life Insurance Company and Safeco Life Insurance Company, each as limited partners, dated April 30, 1993.


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